EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the incorporation by reference  in  this  Annual
Report  (Form 10-K) of Bob Evans Farms, Inc. of our report  dated
May 24, 1995, included in the 1995 Annual Report to Stockholders of Bob Evans Farms, Inc.

We also consent to the incorporation by reference of our report dated May 24, 1995, with respect to the consolidated financial statements incorporated herein by reference, included in this Annual Report (Form 10-K) of Bob Evans Farms, Inc., in the following Registration Statements:

     -    Form S-8        No. 33-242 -- 1985 Incentive Stock Option
          Plan

     _    Form S-8  No. 33-17978 -- 1987 Incentive Stock Option Plan

     _    Form S-8        No. 33-30665 -- 1989 Stock Option Plan for
          Non-                  Employee Directors

     -    Form S-8        No. 33-34149 -- 1990 401K Retirement Plan

     -    Form S-8  No. 33-42778 -- 1991 Incentive Stock Option Plan

     -    Form S-8  No. 33-53166 -- Non-Qualified Stock Option Plan

     -    Form S-8        No. 33-69022 -- Long Term Incentive Plan for
                                Managers

     -    Form S-8        No. 33-55269 -- 1994 Long Term Incentive
          Plan

     -    Form S-3        No. 33-58443 -- Dividend Reinvestment and
          Stock                 Purchase Plan



Columbus, Ohio                  Ernst & Young LLP
July 24, 1995